UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                          Date of Report: June 23, 2005
                        (Date of earliest event reported)


                                  MidNet, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                    0-32199                      95-4735256
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


  Suite 300-1055 West Hastings Street
       Vancouver, B.C. Canada                                     V6E 2E9
(Address of principal executive offices)                         (Zip Code)


     Registrant's Telephone Number, Including Area Code: (604) 609-6188


                                 Not applicable.
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

On Thursday June 23, 2005, the board of MidNet, Inc. passed a resolution appointing Mr. Curtis Staples as a director of the Company, effective immediately.

Mr. Staples is a consultant to MidNet, Inc. in the role of Executive Vice President, focusing primarily on business development issues. Mr. Staples is a twenty-year senior executive veteran of the post production and technical services sector of the motion picture and television industry. Over that time he has successfully managed the sales, marketing, business development and operations needs of a host of technical service providers such as Laser Pacific Canada and Rainmaker Digital Pictures in Vancouver, and International Image and Sonic Foundry Media Services in Los Angeles.

Throughout his career, Mr. Staples has played a principal role in directing companies' expansion and growth into emerging opportunities in the entertainment sector, through the integration of new technology and enhanced workflows. Today, he is the principal consultant of X2Y, a Vancouver-based business development resource for facilities and services companies engaged in the television and motion picture industry.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MidNet, Inc.


Date: June 29, 2005            By: /s/ Tilo Kunz
                                  ------------------------------------
                                  Tilo Kunz
                                  President/Chief Executive Officer